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                                                                      EXHIBIT 15

                 ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

     We are aware of the incorporation by reference in the AutoFinance Group, Inc. Proxy Statement which is made a part of KeyCorp's Registration Statement (Form S-4) and Prospectus of KeyCorp for the registration of 11,901,016 shares of its common stock, pertaining to the merger of Auto Finance Group, Inc. with and into KeyCorp, of our report dated April 20, 1995 relating to the unaudited condensed consolidation interim financial statements of KeyCorp, which are included in its Form 10-Q for the quarter ended March 31, 1995.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            /s/  ERNST & YOUNG LLP

Cleveland, Ohio
August 1, 1995